Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2016
Pangaea announces positive earnings and cash flow
NEWPORT, RI - August 15, 2016 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2016.
Second Quarter Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. was $0.1 million, compared to net income of $5.5 million in the second quarter of 2015

•	Pro forma adjusted earnings per common share[1] of $0.004 for 2016 compared to pro forma adjusted earnings per common share of $0.15 in the second quarter of 2015

•	Adjusted EBITDA[2] decreased to $4.3 million for 2016, compared with $10.3 million for the second quarter of 2015

•	Cash flow from operations was $10.0 million for the six months ended June 30, 2016, compared with $12.8 million for the six months ended June 30, 2015

•	At the end of the second quarter, Pangaea had $32.4 million in cash and cash equivalents

•	General and administrative expenses decreased 25% to $2.9 million from $3.9 million in the second quarter of 2015.

Edward Coll, Chairman and Chief Executive Officer of Pangaea Logistics Solutions, commented, “This quarter saw us continue to use our unique business model, coupled with rigorous expense management, to remain profitable in the face of a very difficult shipping market. Despite the ongoing challenges presented by the declining growth in demand for the cargoes we carry, combined with too many ships on the water, we have maintained a healthy balance sheet and generated positive cash flow from our operations. This is a testament to both our strategy and our world class team.”

Results for the Three Months Ended June 30, 2016 and 2015
For the three months ended June 30, 2016, the Company reported net income of $0.1 million, or $0.004 per common share compared to net income of $5.5 million, or $0.15 per common share for the same period of 2015.
Adjusted EBITDA was $4.3 million in the three months ended June 30, 2016 and $10.3 million for the three months ended June 30, 2015. The change was primarily attributable to the continued weakness in the drybulk shipping market and to the reduction in the TCE rate attributable to the amended COA that employs three of the Company's vessels on a continuous basis. Pangaea’s strategy of relying on COAs and minimizing risks associated with falling market rates by chartering vessels into our fleet only as necessary to perform under the COAs and firm contracts has continued to serve the Company well. This flexible fleet strategy reduces the risk of idle time in an environment with limited profitable fronthaul employment.
Total revenue for the three months ended June 30, 2016 declined 13% to $57.0 million from $65.1 million in 2015. This decline in total revenue was primarily attributable to the weak market.

1 Earnings per share represents total earnings allocated to common stock divided by the weighted average number of common shares outstanding. Pro forma adjusted earnings per share represents adjusted total earnings allocated to common stock divided by the weighted average number of shares. See Reconciliation of Adjusted EBITDA and Pro Forma Adjusted Earnings Per Share.
2 Adjusted EBITDA is a non-GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, and other non-operating income and/or expense, if any. See Reconciliation of Adjusted EBITDA and Pro Forma Adjusted Earnings Per Share.

Markets
Mr. Coll noted, "Although rates have improved slightly from earlier this year the market continues to be very challenged. While we are optimistic that the market has bottomed and begun to rationalize, the timing of a recovery remains impossible to predict. Beyond the already difficult dry bulk market fundamentals, macroeconomic and geopolitical uncertainty and shocks such as Brexit continue to be headwinds. However, thanks to our financial strength, unique expertise in less-commoditized trades and deep relationships with customers, financial sponsors, and other stakeholders, we have been able to continue to selectively grow our business. We are confident these steps will not only produce results in the near-term, but will also be rewarded even more richly in the long-term when the cycle turns.”
Cash Flows
Cash and cash equivalents were $32.4 million as of June 30, 2016, compared with $37.5 million on December 31, 2015.
For the six months ended June 30, 2016, the Company’s net cash provided by operating activities was $10.0 million, compared to $12.8 million for the six months ended June 30, 2015.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results tomorrow, August 16, 2016 at 8:00 a.m., Eastern Time (ET). Following a recorded discussion of the quarterly results, Edward Coll, Chairman and Chief Executive Officer, and Anthony Laura, Chief Financial Officer, will be available to answer questions from attending participants. To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 53702106.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for one week and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 53702106.

Pangaea Logistics Solutions Ltd.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,
	2016	2015

Revenues:
Voyage revenue	$53,548,976	$60,902,796
Charter revenue	3,412,729	4,199,976
	56,961,705	65,102,772
Expenses:
Voyage expense	26,766,724	28,129,297
Charter hire expense	15,041,229	15,195,199
Vessel operating expense	7,904,828	7,116,502
General and administrative	2,935,950	3,916,119
Depreciation and amortization	3,528,596	3,271,238
Loss on sale of vessels	—	477,888
Total expenses	56,177,327	58,106,243

Income from operations	784,378	6,996,529

Other (expense) income:
Interest expense, net	(1,530,425)	(1,279,933)
Interest expense on related party debt	(75,010)	(110,763)
Unrealized gain on derivative instruments	1,387,391	363,096
Other income (expense)	67,661	60,935
Total other expense, net	(150,383)	(966,665)

Net income	633,995	6,029,864
Income attributable to noncontrolling interests	(504,361)	(569,227)
Net income attributable to Pangaea Logistics Solutions Ltd.	$129,634	$5,460,637

Earnings per common share:
Basic	$—	$0.15
Diluted	$—	$0.15

Weighted average shares used to compute earnings
per common share
Basic	35,150,453	35,240,373
Diluted	35,337,290	35,240,373

Pangaea Logistics Solutions Ltd.
Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$32,423,408	$37,520,240
Restricted cash	1,503,341	2,003,341
Accounts receivable (net of allowance of $4,761,813 at
June 30, 2016 and $5,067,194 at December 31, 2015)	14,480,516	19,617,943
Bunker inventory	8,390,900	7,490,590
Advance hire, prepaid expenses and other current assets	3,761,628	2,679,292
Total current assets	60,559,793	69,311,406

Fixed assets, net	282,077,776	255,145,807
Investments in newbuildings in-process	8,848,000	42,505,783
Total assets	$351,485,569	$366,962,996

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$18,405,761	$22,156,202
Related party debt	10,976,423	13,321,419
Deferred revenue	4,349,557	4,448,795
Current portion long-term debt	20,091,616	19,499,262
Dividend payable	12,624,825	12,724,825
Total current liabilities	66,448,182	72,150,503

Secured long-term debt, net	117,209,252	129,496,153

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 36,525,053 shares issued and outstanding at June 30, 2016; 36,503,837 shares issued and outstanding and December 31, 2015	3,653	3,650
Additional paid-in capital	133,349,031	133,075,409
Accumulated deficit	(23,539,795)	(24,866,534)
Total Pangaea Logistics Solutions Ltd. equity	109,812,889	108,212,525
Non-controlling interests	58,015,246	57,103,815
Total stockholders' equity	167,828,135	165,316,340
Total liabilities and stockholders' equity	$351,485,569	$366,962,996

Pangaea Logistics Solutions Ltd.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2016	2015
Operating activities
Net income	$2,238,169	$15,359,523
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	7,044,052	6,261,832
Amortization of deferred financing costs	354,431	404,968
Unrealized gain on derivative instruments	(1,051,432)	(1,186,551)
Loss (gain) from equity method investee	30,380	(61,357)
Provision for doubtful accounts	931,962	513,112
Loss on sales of vessels	—	566,756
Write off unamortized financing costs of repaid debt	—	25,557
Share-based compensation	176,068	305,825
Change in operating assets and liabilities:
Decrease in restricted cash	500,000	—
Accounts receivable	4,205,465	5,844,479
Bunker inventory	(900,310)	2,990,288
Advance hire, prepaid expenses and other current assets	(1,082,336)	1,821,996
Drydocking costs	(42,478)	—
Accounts payable, accrued expenses and other current liabilities	(2,319,659)	(14,144,360)
Deferred revenue	(99,238)	(5,891,286)
Net cash provided by operating activities	9,985,074	12,810,782

Investing activities
Purchase of vessels	(319,432)	(44,770,740)
Proceeds from sales of vessels	—	4,523,804
Deposits on newbuildings in-process	(83,000)	(85,000)
Purchase of building and equipment	(30,000)	(52,936)
Purchase of non-controlling interest	—	(250,000)
Net cash used in investing activities	(432,432)	(40,634,872)

Financing activities
Proceeds of related party debt	—	2,506,667
Payments of related party debt	(2,500,496)	(1,216,250)
Proceeds from long-term debt	1,096,000	45,000,000
Payments of financing and issuance costs	(34,425)	(729,866)
Payments of long-term debt	(13,110,553)	(9,777,473)
Payments on line of credit	—	(3,000,000)
Common stock dividends paid	(100,000)	(100,000)
Distribution to non-controlling interest	—	(521,920)
Net cash (used in) provided by financing activities	(14,649,474)	32,161,158

Net (decrease) increase in cash and cash equivalents	(5,096,832)	4,337,068
Cash and cash equivalents at beginning of period	37,520,240	29,817,507
Cash and cash equivalents at end of period	$32,423,408	$34,154,575

Disclosure of noncash items
Cash paid for interest	$2,381,513	$2,407,348

Pangaea Logistics Solutions Ltd.
Reconciliation of Adjusted EBITDA and Pro Forma Adjusted Earnings Per Share

	Three months ended June 30,
	2016	2015
Adjusted EBITDA (in millions)
Income from operations	784,378	6,996,529
Depreciation and amortization	3,528,596	3,271,238
Adjusted EBITDA	$4,312,974	$10,267,767

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$129,634	$5,460,637

Weighted average number of common shares outstanding - basic	35,150,453	35,240,373
Weighted average number of common shares outstanding - diluted	35,337,290	35,240,373

Earnings per common share - basic	$0.004	$0.155
Earnings per common share - diluted	$0.004	$0.155

Pro Forma Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$129,634	$5,460,637
Non-GAAP Adjustments:
Add: loss on impairment of vessels	—	—
Add: non-recurring charges	—	—
Non-GAAP pro forma adjusted total earnings allocated to common stock	$129,634	$5,460,637

Non-GAAP pro forma weighted average number of common shares	35,150,453	35,240,373
Non-GAAP pro forma adjusted EPS	$0.004	$0.15

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including (1) non-GAAP adjusted EBITDA and (2) non-GAAP pro forma adjusted earnings per share (“EPS”). These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash losses on impairment of vessels and non-recurring charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and pro forma adjusted EPS. Adjusted net income attributable to Pangaea Logistics Solutions Ltd. represents net income attributable to Pangaea Logistics Solutions Ltd. calculated in accordance with GAAP, plus non-cash losses on impairment of vessels and non-recurring charges. Adjusted EBITDA represents operating earnings before interest expense, income taxes, depreciation, amortization and loss on impairment of vessels. Earnings per share represents total earnings allocated to common stock divided by the weighted average number of common shares outstanding.

There are limitations related to the use of non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and pro forma adjusted EPS versus net income, income from operations, and EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and pro forma adjusted EPS used here is not comparable to net income, EBITDA, and EPS. Management provides specific information in order to reconcile the GAAP or non-GAAP measure to adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and pro forma adjusted EPS.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.